Exhibit 10.3

CALL OPTION TERMINATION AGREEMENT dated as of March 13, 2025
Between INTEGER HOLDINGS CORPORATION and [DEALER]

THIS CALL OPTION TERMINATION AGREEMENT (this “Agreement”) with respect to the Call Option Confirmations (as defined below) is made as of March 13, 2025 between Integer Holdings Corporation (“Company”) and [DEALER] (“Dealer”).

WHEREAS, Company issued $500,000,000 principal amount of 2.125% Convertible Senior Notes due 2028 (the “Convertible Notes”) pursuant to an Indenture dated as of February 3, 2023 between Company and Wilmington Trust, National Association, as trustee;

WHEREAS, in connection with the pricing of the Convertible Notes, Company and Dealer entered into a Base Call Option Transaction (the “Base Call Option Transaction”) pursuant to an ISDA confirmation dated as of January 31, 2023, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Company purchased from Dealer [_______] call options (as amended, modified, terminated or unwound from time to time, the “Base Call Option Confirmation”);

WHEREAS, in connection with the exercise of the initial purchasers’ option to purchase additional Convertible Notes, Company and Dealer entered into an Additional Call Option Transaction (the “Additional Call Option Transaction” and, together with the Base Call Option Transaction, the “Call Option Transactions”) pursuant to an ISDA confirmation dated as of February 1, 2023, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Company purchased from Dealer [_______] call options (as amended, modified, terminated or unwound from time to time, the “Additional Call Option Confirmation” and, together with the Base Call Option Confirmation, the “Call Option Confirmations”);

WHEREAS, in connection with the Early Conversions of $[_______] aggregate principal amount of Convertible Notes, [_______] Options were terminated pursuant to Section 9(i)(i) of the Call Option Confirmations and the Number of Options under the Base Call Option Transaction was reduced to [_______]; and

WHEREAS, in connection with an exchange by Company of a portion of the outstanding Convertible Notes for cash and Shares through one or more separate and individually negotiated transactions with certain of the holders of the Convertible Notes (the “Convertible Note Exchanges”), Company has requested full termination of the Additional Call Option Transaction and partial termination of the Base Call Option Transaction;

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1.       Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Call Option Confirmations.

2.       Termination. Notwithstanding anything to the contrary in the Call Option Confirmations, Company and Dealer agree that, effective on the date hereof, but subject to Dealer’s delivery of the Share Settlement Amount (as defined below) to Company and subject to Section 14 of this Agreement, (i) the Additional Call Option Transaction shall automatically terminate and all of the respective rights and obligations of the parties under the Additional Call Option Confirmation shall be terminated, cancelled and extinguished, (ii) the Number of Options under the Base Call Option Transaction shall be reduced to [_______] and (iii) in connection therewith, Dealer shall be required to deliver to Company a number of Shares equal to the Share Settlement Amount on the Delivery Date pursuant to Section 4 below.

3.       [Reserved.]

4.       Delivery. On March 18, 2025 or, if such day is not a Clearance System Business Day, on the next Clearance System Business Day immediately following such day (the “Delivery Date”), Dealer shall deliver to Company, to the account specified in Section 7 hereof, [___] Shares (the “Share Settlement Amount”).

5.       Representations and Warranties of Company. Company represents and warrants to Dealer on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(e) it is not in possession of any material nonpublic information regarding Company or the Shares;

(f) it is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(g) it is not and, after consummation of the transactions contemplated hereby, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(h) it understands that notwithstanding any other relationship between Company and Dealer and its affiliates, in connection with the Call Option Transactions and this Agreement, Dealer is acting as principal and is not a fiduciary or advisor in respect of any such transactions, including any entry, exercise, amendment, unwind or termination thereof;

(i) it is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended, other than a person that is an eligible contract participant under Section 1a(18)(C) of the Commodity Exchange Act); and

(j) it (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million.

6.       Representations and Warranties of Dealer. Dealer represents and warrants to Company on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

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7.       Account for Delivery to Company:

Computer Share TA #: 50237

Cusip: 45826H109

Company Contact: Mark Zawodzinski, [_______]

8.        Governing Law. This Agreement and any dispute arising hereunder shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

9.        Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument. Any signature page executed by facsimile or electronic transmission (e.g., “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof.

10.       No Reliance, etc. Company confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

11.       Designation by Dealer. Notwithstanding any other provision in this Agreement to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Company, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of the transactions contemplated by this Agreement and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Company to the extent of any such performance.

12.       No Other Changes. Except as expressly set forth herein, all of the terms and conditions of the Call Option Confirmations shall remain in full force and effect and are hereby confirmed in all respects.

13.       Additional Acknowledgements and Agreements. Company understands, acknowledges and agrees that (A) Company does not have, and shall not attempt to exercise, any influence over how, when or whether Dealer effects any hedge unwind and/or purchasing activity in connection with this Agreement, (B) Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into or unwind swaps or other derivative securities for its own account in connection with the transactions contemplated by this Agreement, (C) Dealer and its affiliates also may be active in the market for Shares or other securities other than in connection with hedging activities in relation to the transactions contemplated by this Agreement, (D) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Company shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the delivery required under this Agreement, (E) any market activities of Dealer and its affiliates with respect to Shares or other securities may affect the market price and volatility of Shares, each in a manner that may be adverse to Company and (F) Dealer may purchase or sell Shares or unwind other hedge positions for its own account at an average price that may be greater than, or less than, any price paid by or to Company in connection with the transactions contemplated by this Agreement.

14.       Unwind Termination Effectiveness. In the event the sale of the “Initial Securities” (as defined in the Purchase Agreement (the “Purchase Agreement”) dated as of March 13, 2025 between Company and BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers party thereto (the “Initial Purchasers”)) is not consummated with the Initial Purchasers for any reason by 5:00 p.m. (New York City time) on March 18, 2025, or such later date as agreed upon by Company and Dealer (March 18, 2025 or such later date, the “Unwind Termination Date”), this Agreement shall automatically terminate (the “Unwind Termination”) on the Unwind Termination Date and (i) this Agreement and all of the respective rights and obligations of Dealer and Company under this Agreement shall be cancelled and terminated and (ii) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with this Agreement either prior to or after the Unwind Termination Date. Each of Dealer and Company represents and acknowledges to the other that upon an Unwind Termination, all obligations with respect to this Agreement shall be deemed fully and finally discharged, and all of the terms and conditions of the Call Option Confirmations as in effect prior to execution of this Agreement shall remain in full force and effect.

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15.       [Insert Dealer agency language, if any.]

16.       [Insert additional Dealer boilerplate language, if any.]

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

[Dealer]

By:
Name:
Title:

[Signature Page to Call Option Termination Agreement]

Integer Holdings Corporation

By:
Name:
Title:

[Signature Page to Call Option Termination Agreement]